EXHIBIT 99.1
 Press Release Dated July 11, 2004


            PARK CITY GROUP ANNOUNCES A STRONG FINISH AND ANTICIPATES
             POSITIVE RESULTS IN PRELIMINARY FOURTH QUARTER REVIEW

PARK CITY, UTAH - July 11, 2004 - Park City Group, Inc. (OTCBB: PKCY) announced today that a significant portion of the fourth quarter revenues have been generated from existing customers, and specifically the Fresh Market Manager customers. The Company experienced a strong finish to the quarter and by achieving this additional licensing revenue from the existing customers, it means that the Company will likely meet its financial plan for the fourth quarter that ended June 30, 2004.

"The major focus of our business is delivering good customer service and products that will deliver the results that are promised. Our belief is that our success is measured by the success of our customers. This belief is reinforced by the fact that this quarter's revenues (anticipated to be between $1.4 and $1.5 million) are composed primarily of additional licenses from several existing customers. Our customers have given us their approval by acquiring additional licenses," states Randy Fields, CEO of Park City Group.

Fields adds, "Additionally, the Company has continued growth in its sales pipeline with named prospects, many of whom are well into the process and are nearing the contract negotiation stage. We believe this is due in large part to our efforts in improving Company and product visibility with press coverage of customers and articles we have written for trade publications."

"Preliminarily, our fourth quarter results will show that the Company has continued to make significant progress on balance sheet improvement and major developments in this past quarter also aided our ability to meet our financial plan," continues Fields. "For example, by providing an option for PAYGo (the subscription service for our software and services on a monthly fee basis), we were able to expedite the addition of new customers to our existing customer list. This is another important building block to the sustained growth plans and increasing revenue opportunities for moving the Company forward and developing a sustained and consistent revenue stream from month to month. We are pleased with our progress and anticipate being able to keep this momentum going into our next fiscal year."

About Park City Group:
Park City Group, Inc. develops and markets patented computer software that helps its retail customers to increase their sales while reducing their inventory and labor costs: the two largest, controllable expenses in the retail industry. The technology has its genesis in the operations of Mrs. Fields Cookies, co-founded by Randy Fields, CEO of Park City Group, Inc. Industry leading customers such as The Home Depot, Victoria's Secret, The Limited, Anheuser Busch Entertainment and Tesco Lotus benefit from our software. Feel free to contact us (Media Contact Randy Fields) at 800.772.4556 or info@parkcitygroup.com. To find out more about Park City Group (OTCBB: PKCY, Berlin: WKN# 925919), visit our website at www.parkcitygroup.com.

Statements in this press release that relate to Park City Group's future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for the Company's products and services, risks associated with the integration of acquisitions and other investments, and other factors discussed in the "forward-looking information" section and the "risk factor" section of the management's discussion and analysis included in the Company's annual report on Form 10-K for the year ended June 30, 2003 filed with the Securities and Exchange Commission. Park City Group uses the paid services of investor relations organizations to promote the Company to the investment community. Park City Group does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.